                                                                    EXHIBIT 99.1
[COMPASS MINERALS INTERNATIONAL LOGO]
NEWS RELEASE
CONTACTS:
Rodney L. Underdown (913-344-9395)               Peggy Landon (913-344-9315)
 Vice President and Chief Financial Officer       Director of Investor Relations


                      COMPASS MINERALS INTERNATIONAL, INC.
                      ANNOUNCES SECOND-QUARTER 2005 RESULTS

        OVERLAND PARK, Kan. (August 1, 2005) - Compass Minerals International, Inc. (NYSE: CMP), a leading producer and marketer of salt and specialty potash, reported the following results today:

- Second-quarter sales increased 14 percent over the prior year and product sales, or sales less the cost of shipping and handling, increased 11 percent as a result of gains in all product categories.

- The company's net loss for the second quarter was $0.7 million or $0.03 per share, compared with a net loss of $5.9 million or $0.19 per share in the second quarter of 2004. Compass Minerals routinely incurs losses in the second and third quarters of its fiscal year when the company is building rock salt inventories for the upcoming winter season.

- This quarter, taxing authorities developed a framework to treat cross-border transactions between the U.S. and Canada more consistently. Accordingly, Compass released part of a previously recorded tax reserve. The benefit of this release, net of other tax adjustments, was $4.8 million. Excluding this one-time tax benefit, the company's net loss was $5.5 million, or $0.18 per share.

- Compass has completed approximately 70 percent of its 2005-2006 highway deicing bidding process. To date, the company has averaged a nine percent increase in its bid price per ton, with no significant year-over-year change in overall market share.

        "This has been a quarter of successful execution and solid accomplishments," said Michael E. Ducey, Compass Minerals International president and CEO. "We've achieved gains across all product lines, and we believe that our early highway deicing bid awards can provide real growth for the coming winter season."

                                    - MORE -

Compass Minerals International
Second-Quarter 2005 Results
Page 2 of 9

================================================================================
                                FINANCIAL RESULTS
                          (IN MILLIONS EXCEPT FOR EPS)
================================================================================

                                                               THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                    JUNE 30,                         JUNE 30,
                                                          -----------------------------    -----------------------------
                                                              2005            2004             2005            2004
                                                          -------------   -------------    -------------   -------------
 Gross sales                                                   $ 110.4           $96.9          $ 377.8         $ 347.4
 Gross sales less shipping and handling  (product sales)          82.2            74.2            263.7           250.3
 Net earnings (loss)                                             (0.7)           (5.9)             21.9            24.4
 Net earnings (loss), excluding special items                    (5.5)           (5.5)             22.5            24.8
 Diluted earnings per share*                                    (0.03)          (0.19)             0.68            0.76
 Diluted earnings per share, excluding special items*           (0.18)          (0.18)             0.70            0.77
 EBITDA                                                           17.9            16.7             86.2            84.3
 Adjusted EBITDA                                                  18.7            17.3             87.2            85.4
 *Negative EPS is not diluted

        Compass's second-quarter salt segment sales increased 12 percent over the prior year to $83.1 million. Salt product sales, or salt sales less the cost of shipping and handling, increased seven percent to $58.9 million from $55.1 million in the second quarter of 2004.

        Highway deicing salt sales grew by 117,000 tons, or 14 percent, due to a slight increase in late-winter snowfall and due to earlier ordering for the upcoming winter season. Strong industrial and water conditioning sales combined with the price increases that the company announced in the first quarter helped boost second-quarter revenues for Compass's general trade products. Gains in the company's North American markets were partially offset by slightly lower sales in the United Kingdom.

        Sulfate of potash gross sales and product sales both grew by 21 percent over the second quarter of 2004 as a result of continued pricing improvement and modest volume gains. The company also introduced a $20 per ton price increase effective July 1, 2005.

================================================================================
                               SELECTED SALES DATA
================================================================================

                                                       THREE MONTHS ENDED               SIX MONTHS ENDED
                                                            JUNE 30,                        JUNE 30,
                                                 -------------------------------  ------------------------------
                                                     2005             2004            2005            2004
                                                 --------------  ---------------  --------------  --------------
SALES VOLUMES (IN THOUSANDS OF TONS):
Highway deicing............................           963             846            5,824           5,525
General trade..............................           660             630            1,425           1,415
Specialty potash...........................           104              99              208             200
AVERAGE SALES PRICE (PER TON):
Highway deicing............................      $  23.30        $  21.92         $  32.47        $  30.88
General trade..............................         91.93           88.50            95.91           93.58
Specialty potash...........................        260.89          228.41           250.13          219.64

--------------------------------------------------------------------------------

                                    - MORE -

Compass Minerals International
Second-Quarter 2005 Results
Page 3 of 9

        Shipping and handling costs increased 24 percent over the prior-year quarter, partially offsetting the company's gross sales growth. The company is working to stabilize transportation costs as a percent of gross sales. Escalating natural gas costs similarly increased the company's production costs this quarter. Compass continues to hedge its natural gas exposure in North America with forward purchase contracts. That program benefited the company approximately $0.5 million in the second quarter of 2005 compared to buying on the spot market. Nevertheless, natural gas costs were approximately $0.7 million higher in the second quarter of 2005 than in the same period of 2004.

        Compass's selling, general and administrative expenses increased by $0.5 million, or four percent, chiefly due to the effect of foreign exchange rates on costs in the U.K. and Canada.

        Interest expense increased by $0.8 million, or five percent, due to non-cash interest accretion on the company's discount notes. Of the company's $15.9 million interest expense, $6.4 million was non-cash. Compass made another $10 million voluntary prepayment on its term loan, reducing the loan balance to $17.6 million. At June 30, the company's debt was $564.5 million compared to $583.1 million at December 31, 2004, and its cash was $55.5 million at June 30 compared to $9.7 million at December 31.

        Other expense of $0.8 million reflects non-cash foreign exchange losses, which were partially offset by interest income on cash and cash equivalents.

        Compass's tax benefit of $7.6 million includes a one-time benefit from the partial release of a tax reserve for cross-border transactions between the U.S. and Canada. The benefit was $4.8 million net of other tax adjustments.

        Cash flow from operations for the first six months of the year was $103.4 million compared to $108.4 million for the six months ended June 30, 2004. The decline was chiefly due to higher income tax payments and changes in working capital.

        Minosus, Compass's joint venture in the United Kingdom, signed its first waste disposal contracts this quarter. The company continues to expect break-even results from Minosus in 2005.

                                    - MORE -

Compass Minerals International
Second-Quarter 2005 Results
Page 4 of 9

EARNINGS CALL
-------------

        Compass Minerals International will discuss its second-quarter 2005 financial results on a conference call tomorrow, August 2, at 10:00 a.m. ET. To access the conference call, interested parties should visit the company's Web site at www.CompassMinerals.com or dial (877) 228-7138. Outside of the U.S. and Canada, callers may dial (706) 643-0377. Replays of the call will be available on the company's Web site for two weeks. The replay can also be accessed by phone for seven days at (800) 642-1687, Conference ID 8046140. Outside of the U.S. and Canada, callers may dial (706) 645-9291.

ABOUT COMPASS MINERALS INTERNATIONAL
------------------------------------

        Based in the Kansas City metropolitan area, Compass is the second-leading salt producer in North America and the largest in the United Kingdom. The company operates nine production facilities, including the largest rock salt mine in the world in Goderich, Ontario. The company's product lines include salt for highway deicing, consumer deicing, water conditioning, consumer and industrial food preparation, agriculture and industrial applications. In addition, Compass is North America's leading producer of sulfate of potash, which is used in the production of specialty fertilizers for high-value crops and turf.

NON-GAAP MEASURES
-----------------

        EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted EBITDA (EBITDA adjusted for secondary offering costs in 2004 and other income/expense) are non-GAAP measures. They are not recognized in accordance with U.S. generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be comparable to the calculation of these measures by other companies.

        Management believes that these non-GAAP measures can assist investors in understanding our cost structure, cash flows and financial position. Management further believes that it is helpful to provide an analysis of our ability to satisfy our debt service, capital expenditures and working capital requirements in terms of EBITDA and adjusted EBITDA. The company's financial covenants and ratios in our senior credit facilities and indentures are also tied to measures that are calculated by adjusting EBITDA as described below. Excluding non-recurring items from net income - including the partial release of a tax reserve, net of other adjustments; income tax expense for a repatriation of funds; and secondary public offering costs, net of tax - is meaningful to investors because it provides insight with respect to ongoing operating results of the company.

                                    - MORE -

Compass Minerals International
Second-Quarter 2005 Results
Page 5 of 9

================================================================================
                    EBITDA AND ADJUSTED EBITDA RECONCILIATION
                                  (in millions)
================================================================================

                                                      THREE MONTHS ENDED             SIX MONTHS ENDED
                                                            JUNE 30,                     JUNE 30,
                                                ----------------------------------------------------------
                                                      2005           2004          2005           2004
                                                ----------------------------------------------------------
Net earnings (loss)                              $      (0.7)   $     (5.9)    $      21.9   $       24.4
Income tax expense (benefit)                            (7.6)         (2.3)           11.2            9.1

Interest expense                                        15.9          15.1            31.6           30.5

Depreciation, depletion and amortization                10.3           9.8            21.5           20.3
                                                ----------------------------------------------------------
EBITDA                                           $      17.9    $     16.7     $      86.2   $       84.3

Adjustments to income from operations:
  Other charges (1)                                      ---           0.4             ---            0.4

  Other (income) expense, net (2)                        0.8           0.2             1.0            0.7
                                                ----------------------------------------------------------
Adjusted EBITDA                                  $      18.7    $     17.3     $      87.2   $       85.4

--------------
   (1) "Other charges" includes costs for a secondary offering of our common stock that closed in July 2004. The shares sold in the offering were previously held by stockholders and we did not receive any proceeds from the sale.
   (2) "Other (income) expense" primarily includes interest income and non-cash foreign exchange gains and losses in all periods.

================================================================================
            RECONCILIATION FOR NET EARNINGS, EXCLUDING SPECIAL ITEMS
                                  (in millions)
================================================================================

                                                                             THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                                  JUNE 30,                     JUNE 30,
                                                                       ---------------------------------------------------------
                                                                             2005          2004           2005           2004
                                                                       ---------------------------------------------------------
Net earnings (loss)                                                     $     (0.7)   $      (5.9)   $    21.9      $      24.4
  Plus (less) special items:
  Release of tax reserve, net of other tax adjustments(1)                     (4.8)           ---         (4.8)             ---
  Charge to income tax expense for one-time repatriation of funds (2)          ---            ---          5.4              ---
  Initial public offering costs, net of tax(3)                                 ---            0.4          ---              0.4
                                                                       ---------------------------------------------------------
Net earnings, excluding special items                                   $     (5.5)   $      (5.5)   $    22.5     $       24.8
                                                                       ---------------------------------------------------------

------------------
   (1) When taxing authorities developed a framework to treat cross-border transactions between the U.S. and Canada more consistently, we reversed previously recorded income tax reserves of $4.8 million, net of other income tax adjustments.
   (2) We recorded a $5.4 million charge to income tax expense due to a one-time repatriation of funds from the U.K.
   (3) We incurred costs of $0.4 million for a secondary offering of our common stock that closed in July 2004. The shares sold in the offering were previously held by stockholders and we did not receive any proceeds from the sale.

                                    - MORE -

Compass Minerals International
Second-Quarter 2005 Results
Page 6 of 9

                      COMPASS MINERALS INTERNATIONAL, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                                 THREE MONTHS ENDED                       SIX MONTHS ENDED
                                                                      JUNE 30,                                JUNE 30,
                                                         ------------------------------------    -----------------------------------
                                                               2005                 2004               2005               2004
                                                         ----------------      --------------    ---------------    ----------------
Sales...........................................          $        110.4        $       96.9      $       377.8      $        347.4
Cost of sales - shipping and handling...........                    28.2                22.7              114.1                97.1
Cost of sales - products........................                    60.7                54.1              168.9               158.2
                                                         ----------------      --------------    ---------------    ----------------

     Gross profit...............................                    21.5                20.1               94.8                92.1

Selling, general and administrative expenses....                    13.1                12.6               29.1                27.0

Other charges...................................                     ---                 0.4                ---                 0.4
                                                         ----------------      --------------    ---------------    ----------------

     Operating earnings.........................                     8.4                 7.1               65.7                64.7

Other (income) expense:
     Interest expense...........................                    15.9                15.1               31.6                30.5
     Other, net.................................                     0.8                 0.2                1.0                 0.7
                                                         ----------------      --------------    ---------------    ----------------

Earnings (loss) before income taxes.............                    (8.3)               (8.2)              33.1                33.5

Income tax expense (benefit)....................                    (7.6)               (2.3)              11.2                 9.1
                                                         ----------------      --------------    ---------------    ----------------


Net earnings (loss).............................          $         (0.7)       $       (5.9)     $        21.9      $         24.4
                                                         ================      ==============    ===============    ================

Net earnings (loss) per share, basic............          $        (0.03)       $      (0.19)     $        0.70      $         0.80
Net earnings (loss) per share, diluted..........                   (0.03)              (0.19)              0.68                0.76
Cash dividends per share, common................                   0.275                0.25               0.55              0.4375

Basic weighted-average shares outstanding.......              31,430,900          30,516,370         31,285,807          30,379,016
Diluted weighted-average shares outstanding.....              31,430,900          30,516,370         31,966,910          32,200,707

                                    - MORE -

Compass Minerals International
Second-Quarter 2005 Results
Page 7 of 9

                      COMPASS MINERALS INTERNATIONAL, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                  (IN MILLIONS)

                                                                                JUNE 30,         DECEMBER 31,
                                                                                  2005               2004
                                                                             --------------     --------------
                                     ASSETS
         Cash and cash equivalents.......................................  $         55.5      $        9.7
         Receivables, net................................................            59.3             143.0
         Inventories.....................................................            91.1              96.3
         Other current assets............................................            19.0              17.0
         Property, plant and equipment, net..............................           387.5             402.9
         Intangible assets, net .........................................            23.1              23.6
         Other non-current assets........................................            31.2              31.4
                                                                              -------------     -------------
             Total assets................................................  $        666.7      $      723.9
                                                                              =============     =============
                         LIABILITIES AND STOCKHOLDERS'
                                EQUITY (DEFICIT)
       Current liabilities..............................................   $        101.8      $      134.9
       Long-term debt, net of current portion ...........................           564.3             582.7
       Deferred income taxes.............................................            40.7              55.1
       Other noncurrent liabilities .....................................            41.3              39.6
       Total stockholders' deficit.......................................           (81.4)            (88.4)
                                                                              -------------     -------------
             Total liabilities and stockholders' deficit.................  $        666.7      $      723.9
                                                                              =============     =============

                                    - MORE -

Compass Minerals International
Second-Quarter 2005 Results
Page 8 of 9

                      COMPASS MINERALS INTERNATIONAL, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                  (IN MILLIONS)

                                                                    SIX MONTHS ENDED
                                                                        JUNE 30,
                                                               ----------------------------
                                                                  2005            2004
                                                               ------------    ------------
Net cash provided by operating activities.................  $       103.4     $      108.4
                                                               ------------    ------------
Cash flows from investing activities:
  Capital expenditures....................................           (9.8)            (8.6)
  Other ..................................................           (0.3)             0.2
                                                               ------------    ------------
Net cash used in investing activities.....................          (10.1)            (8.4)
                                                               ------------    ------------
Cash flows from financing activities:
  Principal payments on long-term debt....................          (20.2)           (20.4)
  Revolver activity.......................................          (11.0)           (14.0)
  Dividends paid .........................................          (17.2)           (13.3)
  Proceeds from stock option exercises ...................             0.9             0.8
  Deferred financing costs ...............................             ---            (0.1)
                                                               ------------    ------------
Net cash used in financing activities.....................          (47.5)           (47.0)
                                                               ------------    ------------
Effect of exchange rate changes on cash and cash
equivalents...............................................            ---             (0.7)
                                                               ------------    ------------
    Net increase in cash and cash equivalents.............           45.8             52.3
Cash and cash equivalents, beginning of period ...........            9.7              2.6
                                                               ------------    ------------
Cash and cash equivalents, end of period .................  $        55.5     $       54.9
                                                               ============    ============

                                    - MORE -

Compass Minerals International
Second-Quarter 2005 Results
Page 9 of 9

                      COMPASS MINERALS INTERNATIONAL, INC.
                         SEGMENT INFORMATION (UNAUDITED)
                                  (IN MILLIONS)

                             SECOND-QUARTER RESULTS
--------------------------------------------------------------------------------

             THREE MONTHS ENDED JUNE 30, 2005              SALT           POTASH        OTHER (a)        TOTAL
       ---------------------------------------------    -----------     ------------    ----------    -------------
       Sales to external customers.................  $        83.1  $          27.3  $        ---  $         110.4
       Intersegment sales..........................            ---              2.8         (2.8)              ---
       Cost of sales - shipping and handling costs.           24.2              4.0           ---             28.2
       Operating earnings (loss)...................            4.8              9.0         (5.4)              8.4
       Depreciation, depletion and amortization....            8.2              2.1           ---             10.3
       Total assets................................          496.6            133.6          36.5            666.7

             THREE MONTHS ENDED JUNE 30, 2004              SALT           POTASH        OTHER (a)        TOTAL
       ---------------------------------------------    -----------     ------------    ----------    -------------
       Sales to external customers.................  $        74.3  $          22.6  $        ---  $          96.9
       Intersegment sales..........................            ---              2.5         (2.5)              ---
       Cost of sales - shipping and handling costs.           19.2              3.5           ---             22.7
       Operating earnings (loss)...................            6.3              6.2         (5.4)              7.1
       Depreciation, depletion and amortization....            7.8              2.0           ---              9.8
       Total assets................................          492.8            133.0          20.9            646.7

                              YEAR-TO-DATE RESULTS
--------------------------------------------------------------------------------

              SIX MONTHS ENDED JUNE 30, 2005               SALT           POTASH        OTHER (a)        TOTAL
       ---------------------------------------------    -----------     ------------    ----------    -------------
       Sales to external customers.................  $       325.7  $          52.1  $        ---  $         377.8
       Intersegment sales..........................            ---              4.8         (4.8)              ---
       Cost of sales - shipping and handling costs.          106.1              8.0           ---            114.1
       Operating earnings (loss)...................           63.3             14.1        (11.7)             65.7
       Depreciation, depletion and amortization....           17.2              4.3           ---             21.5

              SIX MONTHS ENDED JUNE 30, 2004               SALT           POTASH        OTHER (a)        TOTAL
       ---------------------------------------------    -----------     ------------    ----------    -------------
       Sales to external customers.................  $       303.0  $          44.4  $        ---  $         347.4
       Intersegment sales..........................            ---              4.8         (4.8)              ---
       Cost of sales - shipping and handling costs.           89.9              7.2           ---             97.1
       Operating earnings (loss)...................           66.5              9.2        (11.0)             64.7
       Depreciation, depletion and amortization....           16.3              4.0           ---             20.3

        (a)  "Other" includes corporate entities and eliminations.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially. The differences could be caused by a number of factors including those factors identified in Compass Minerals International's annual report on form 10-k filed with the Securities and Exchange Commission on March 16, 2005. The Company will not update any forward-looking statements made in this press release to reflect future events or developments.

                                       ###